UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2013

EASTERN AMERICAN NATURAL GAS TRUST

(Exact name of Registrant as specified in its charter)

Delaware	1-11748	36-7034603
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee

Global Corporate Trust

919 Congress Avenue

Austin, Texas   78701

(Address of principal executive offices)

Registrant’s Telephone Number, including area code: (800) 852-1422

Not applicable

(Former name, former address and former fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

As reported in the filings made by Eastern American Natural Gas Trust (the “Trust”) since the creation of the Trust, the trustee of the Trust is required by the terms of the Amended and Restated Trust Agreement governing the Trust (the “Trust Agreement”) to cause the sale of the Royalty  NPI held by the Trust (the “Royalty NPI”).  Also as previously disclosed, in accordance with the requirements of the Trust Agreement, The Bank of New York Mellon Trust Company, N.A., as Trustee  (the “Trustee”) marketed the Royalty NPI and entered into a Purchase and Sale Agreement with the highest bidder for the Royalty NPI (the “October 24, 2012 Agreement”).  Further, as previously reported, on November 5, 2012, Energy Corporation of America (“ECA”), which is the sponsor of the Trust, exercised its right of first refusal under the Trust Agreement to purchase the  Royalty NPI on the terms set forth in the October 24, 2012 Agreement.  As  a consequence of ECA’s exercise of its right of first refusal, the October 24, 2012 Agreement terminated in accordance with its terms, and the Trust became obligated to sell the  Royalty NPI to ECA for the purchase price determined by the October 24, 2012 Agreement.

Also as previously reported, on January 3, 2013, the Trust entered into a Purchase and Sale Agreement dated January 3, 2013 with ECA in order to document the terms of the sale of the Royalty NPI to ECA and to eliminate provisions of the October 24, 2012 Agreement that were inapplicable to the sale of the  Royalty NPI to ECA.

The sale of the Royalty NPI to ECA was completed on January 10, 2013.   The price, after making the adjustment for gas price changes required by the October 24, 2012 Agreement, was $5,917,275, and was paid in cash.  The amount was determined by reference to the October 24, 2012 Agreement, which in turn was the result of a competitive bidding process as described in the Trust’s previous filings.

The Trustee and ECA are parties to the various agreements entered into in connection with the formation of the Trust or otherwise related to the Trust.  The Bank of New York Mellon Trust Company, N.A. and ECA are also parties to the various agreements entered into in connection with the formation of ECA Marcellus Trust I or otherwise related to ECA Marcellus Trust I.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eastern American Natural Gas Trust

By: The Bank of New York Mellon Trust Company, N.A.,
as Trustee

By:	/s/ Sarah Newell
Name:	Sarah Newell
Title:	Vice President

Date: January 16, 2013